Exhibit 2.4

SOFTWARE AND PROPRIETARY INFORMATION AGREEMENT

BETWEEN

SPRINT NEXTEL CORPORATION

AND

EMBARQ CORPORATION

This SOFTWARE AND PROPRIETARY INFORMATION AGREEMENT is made, effective as of the Distribution Date, by and between Sprint Nextel Corporation, a Kansas corporation (“Sprint”), and Embarq, a Delaware corporation (“Embarq”).

RECITALS

A. The Parties have entered into that certain Separation and Distribution Agreement (the “SDA”) dated as of May 1, 2006.

B. Pursuant to the SDA, the Parties desire to enter into this agreement with respect to Software and Proprietary Information (each as defined below) and the Patent Agreement.

Sprint and Embarq agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions. Terms used in this agreement with initial capital letters have the meaning set forth or cross-referenced below.

“Customer Related Proprietary Information” — see Section 3.01(c).

“Derivative Work” means a work which is based upon one or more preexisting works, that is a revision, modification, translation, abridgment, condensation, expansion, collection, compilation, or any other form in which the preexisting works may be recast, transformed, or adapted, and that, if prepared without authorization by the owner of a preexisting work, would constitute a copyright infringement. A Derivative Work includes only the expression of the work or the portion of the work protectible under copyright laws and does not extend to any other subject matter protectible under other intellectual property laws, including but not limited to trade secret or patent laws.

“Embarq Business” means the business and operations conducted by the Embarq Group on the Distribution Date.

“Embarq Collaborators” means (i) any Person that is authorized to sell telecommunication services under the Embarq” brand name or any successor brand name(s); or (ii) any Person to which any Embarq Group member is required by law, to provide services or products.

“Embarq Group” means Embarq and its Subsidiaries.

“Embarq Materials” — see Section 3.01(b).

“Embarq Proprietary Information” — see Section 3.01(a).

“Embarq Software” — see Section 2.01.

“Excluded IP” — see Section 3.04(c).

“Excluded Software” — see Section 2.04(c).

“Governmental Authority” means any federal, state or local court, government, department, commission, board, bureau, agency, official or other regulatory or administrative authority.

“Group” means either the Sprint Group or the Embarq Group, as the context requires.

“IPR Futures” — see Section 5.01.

“Materials” means documents, specifications, designs, plans, drawings or other tangible works of authorship, including any of the foregoing materials in electronic form, and any copyright rights therein (whether or not registered); except that, Materials does not include Software.

“Person” means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity or Governmental Authority.

“Primarily” means used to a substantially greater extent so that, by comparison, use in another application or other business is immaterial, incidental or insignificant.

“Proprietary Information” means business, technical or other information, existing as of the Distribution Date, including information contained in Materials, which is proprietary to one or more members of either or both Groups and that derives economic value, actual or potential, from not being generally know to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy, including, without limitation, written opinions regarding the infringement, non-infringement, validity or invalidity of third party patents relating to the Embarq Business rendered by outside counsel.

“SDA” — see Recital A.

“Software” means any source or object code instructions for controlling the operation of a central processing unit or computer, but specifically excludes any patent rights.

Sprint Collaborators” means (i) any Person that is authorized to sell telecommunication services under the “Sprint,” “Sprint PCS,” “Nextel,” “Boost” or other brand names of any Sprint Group member, or any successor brand name(s); or (ii) any Person to which any Sprint Group member is required by law to provide services or products.

“Sprint Group” means Sprint and its Subsidiaries; except that with respect to the asset transfers by the Sprint Group in Sections 2.01 and 3.01, and the license grants by the Sprint Group in Sections 2.02, 2.04, 3.02 and 3.04, the Sprint Group excludes all of the following and any Subsidiary of any of them: Nextel Communications Inc., U.S. Unwired Inc., Gulf Coast Wireless Limited Partnership, IWO Holdings Inc., Enterprise Communications Partnership, Alamosa Holdings, Inc. and Velocita Wireless Holding Corporation.

“Sprint Materials” — see Section 3.01(b).

“Sprint Proprietary Information” — see Section 3.01(a).

“Sprint Software” — see Section 2.01(d).

“Subsidiary” of any Person means a corporation, company or other entity

(i) More than 50% of whose outstanding shares or equity securities are owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and the shares or securities so owned entitle the owners to elect at least a majority of the members of the board of directors or other managing authority of such corporation, company or other entity or

(ii) Which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than 50% of whose ownership interest is, as of such date, owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and in which that ownership interest entitles the owners to exercise corresponding control over decision-making.

“Technical Proprietary Information” means Proprietary Information regarding products, services, architectures, software, designs, or information related to the design of products and services. Technical Proprietary Information does not include financial information, customer information, or other information not directly related to the design of products and services.

“Third Party” means any Person other than a member of a Group.

ARTICLE 2

SOFTWARE

Section 2.01 Software Transfer to Embarq. Sprint hereby assigns and will cause each Sprint Group member to assign to the Embarq Group member designated by Embarq, subject to any applicable rights of Third Parties, all right, title and interest in any Software existing as of the Distribution Date owned by the Sprint Group that:

(a) is Primarily used in the Embarq Business; or

(b) is solely in the possession of an Embarq Group member, excluding any incidental possession by a Sprint Group member;

(c) is being developed Primarily for an Embarq Group member but is not in use by any Embarq Group member; or

(d) is listed or described on Exhibit A (collectively, the “Embarq Software”)

All other proprietary software owned by Sprint or any Sprint Group member prior to the Distribution Date (the “Sprint Software”) is and will remain the exclusive property of the Sprint Group.

Section 2.02 Software License Grant to Embarq.

(a) Sprint hereby grants, and will cause each Sprint Group member that owns Sprint Software licensed by this Section to grant, to any Embarq Group member a non-exclusive, fully paid-up, worldwide, perpetual and irrevocable license to reproduce, distribute, publicly perform and display, prepare Derivative Works, and transmit any Sprint Software that, as of the Distribution Date:

(i) is in use to provide or support operations of any Embarq Group member; or

(ii) is in the possession of any Embarq Group member and is either reasonably required for the Embarq Business, or identified for future use by an Embarq Group member in a written development plan of the Embarq Group existing on the Distribution Date.

(b) Members of the Embarq Group have no right to sublicense under the grant of Section 2.02(a) except to:

(i) any Person who becomes an Embarq Group member;

(ii) a Person who is an Embarq Collaborator (but then only for so long as the collaborator relationship continues);

(iii) a Person who is licensed for the sole purpose of providing goods or services to members of the Embarq Group and to Embarq Collaborators (but then only for so long as the collaborator relationship continues); or

(iv) a Person who is a client or customer of an Embarq Group member to the extent necessary for the Person to use goods or services provided by an Embarq Group member.

Section 2.03 Software License Grant to Sprint

(a) Embarq hereby grants, and will cause each other Embarq Group member that owns Embarq Software licensed by this Section to grant, to any Sprint Group member a non-exclusive, fully paid-up, worldwide, perpetual and irrevocable license to reproduce, distribute, publicly perform and display, prepare Derivative Works, and transmit any Embarq Software that as of the Distribution Date:

(i) is in use to provide or support operations of any Sprint Group member,

(ii) is in the possession of any Sprint Group member and is either reasonably required for the business of any Sprint Group member as conducted on the Distribution Date, or identified for future use by a Sprint Group member in a written development plan of the Sprint Group existing on the Distribution Date; or

(iii) is being developed Primarily for any Sprint Group member but is not in use by any Sprint Group member.

(b) Sprint and members of the Sprint Group have no right to sublicense under the grant of Section 2.03(a) except to:

(i) any Person who becomes a Sprint Group member;

(ii) a Person who is a Sprint Collaborator (but then only for so long as the collaborator relationship continues);

(iii) a Person who is licensed for the sole purpose of providing goods or services to members of the Sprint Group and to Sprint Collaborators (but then only for so long as the collaborator relationship continues); or

(iv) a Person who is a client or customer of a Sprint Group member to the extent necessary for the Person to use goods or services provided by a Sprint Group member.

Section 2.04 Conversion to Unrestricted License for Software.

(a) Effective upon the 5th anniversary of the Distribution Date, Embarq hereby grants, and will cause each other Embarq Group member that owns Embarq Software to grant, to any Person that is then a Sprint Group member a non-exclusive, fully paid-up, worldwide, perpetual and irrevocable license to reproduce, distribute, publicly perform and display, prepare Derivative Works, license, sublicense and to exercise all other rights whether now known or later created, to all Embarq Software that

(i) is not Excluded Software,

(ii) is licensed under Section 2.03 to a member of the Sprint Group, or

(iii) was in possession of a Sprint Group member as of the Distribution Date.

There is no obligation to provide Embarq Software after the Distribution Date. No rights are granted to any Derivative Work created by any Embarq Group member after the Distribution Date.

(b) Effective upon the 5th anniversary of the Distribution Date, Sprint hereby grants, and will cause each other Sprint Group member that owns Sprint Software, to grant, to any Person that is then an Embarq Group member a non-exclusive, fully paid-up, worldwide, perpetual and irrevocable license to reproduce, distribute, publicly perform and display, prepare Derivative Works, license, sublicense and to exercise all other rights whether now known or later created, to all Sprint Software that

(i) is not Excluded Software,

(ii) is licensed under Section 2.02 to a member of the Embarq Group, or

(iii) was in possession of an Embarq Group member as of the Distribution Date.

There is no obligation to provide Sprint Software after the Distribution Date. No rights are granted to any Derivative Works created by any Sprint Group member after the Distribution Date.

(c) “Excluded Software” means: under Section 2.04(a), any Embarq Software that was the subject of a claim for unauthorized use made against a Sprint Group member by an Embarq Group member on or before the 3rd anniversary of the Distribution Date; and, under Section 2.04(b), any Sprint Software that was the subject of a claim for unauthorized use made against an Embarq Group member by a Sprint Group member on or before the 3rd anniversary of the Distribution Date.

ARTICLE 3

PROPRIETARY INFORMATION AND MATERIALS

Section 3.01 Proprietary Information and Materials Transfer to Embarq.

(a) Sprint hereby assigns and will cause each Sprint Group member to assign to the Embarq Group member designated by Embarq, subject to any applicable rights of Third Parties, all right title and interest to any Proprietary Information existing as of the Distribution Date owned by a Sprint Group member that:

(i) is Primarily used in the Embarq Business; or

(ii) is solely in the possession of an Embarq Group member, excluding any incidental possession by a Sprint Group member; or

(iii) is being developed Primarily for an Embarq Group member but is not in use by any Embarq Group member; or

(iv) is listed or described on Exhibit A (collectively, but excluding Customer Related Proprietary Information, the “Embarq Proprietary Information”).

All other Proprietary Information owned by Sprint or any Sprint Group member prior to the Distribution Date (but excluding Customer Related Proprietary Information, the “Sprint Proprietary Information”) is and will remain the exclusive property of the Sprint Group.

(b) Sprint hereby assigns and will cause each Sprint Group member to assign to the Embarq Group member designated by Embarq, subject to any applicable rights of Third Parties, all right title and interest to any Materials existing as of the Distribution Date owned by a Sprint Group member that:

(i) are Primarily used in the Embarq Business; or

(ii) are solely in the possession of an Embarq Group member, excluding any incidental possession by a Sprint Group member;

(iii) are being developed Primarily for an Embarq Group member but is not in use by any Embarq Group member or

(iv) are listed or described on Exhibit A; (collectively, the “Embarq Materials”).

All other Materials owned by Sprint or any Sprint Group member prior to the Distribution Date (the “Sprint Materials”) are and will remain the exclusive property of the Sprint Group.

(c) “Customer Related Proprietary Information” means marketing and sales information about customers and services provided to customers by either the Embarq Group or the Sprint Group. Customer Related Proprietary Information will remain owned by the Group that provided or is providing the services. This agreement does not grant any Group member any license or other right to, in any way, use or disclose the other Group’s Customer Related Proprietary Information.

Section 3.02 License Grant to Embarq for Proprietary Information and Materials.

(a) Sprint hereby grants, and will cause each Sprint Group member that owns Sprint Proprietary Information or Sprint Materials licensed by this Section to grant to each Embarq Group member a non-exclusive, fully paid-up, worldwide, perpetual and irrevocable license:

(i) to use and disclose in any manner any Sprint Proprietary Information that, as of the Distribution Date:

(1) is in use to provide or support operations of any Embarq Group member, or

(2) is in the possession of any Embarq Group member and is either reasonably required for the Embarq Business or identified for future use by an Embarq Group member in a written development plan of the Embarq Group existing on the Distribution Date; and

(ii) to reproduce, distribute, publicly perform, display, prepare Derivative Works, and transmit any Sprint Materials that, as of the Distribution Date:

(1) are in use to provide or support operations of any Embarq Group member, or

(2) are in the possession of any Embarq Group member and is either required for the Embarq Business or required by a written development plan of the Embarq Group existing on the Distribution Date.

(b) Embarq and members of the Embarq Group have no right to sublicense under the grant of Section 3.02(a) except to:

(i) any Person who becomes an Embarq Group member;

(ii) a Person who is an Embarq Collaborator (but then only for so long as the collaborator relationship continues);

(iii) a Person who is licensed for the sole purpose of providing goods or services to members of the Embarq Group and to Embarq Collaborators (but then only for so long as the collaborator relationship continues); or

(iv) a Person who is a client or customer of an Embarq Group member to the extent necessary for the Person to use goods or services provided by an Embarq Group member.

Section 3.03 License Grant to Sprint for Proprietary Information and Materials.

(a) Embarq hereby grants, and will cause each Embarq Group member that owns Embarq Proprietary Information or Embarq Materials licensed by this Section to grant to each Sprint Group member a non-exclusive, fully paid-up, worldwide, perpetual and irrevocable license:

(i) to use and disclose any Embarq Proprietary Information that, as of the Distribution Date:

(1) is in use to provide or support operations of any Sprint Group member;

(2) is in the possession of any Sprint Group member and is either reasonably required for the business of any Sprint Group member as conducted on the Distribution Date or identified for future use by a Sprint Group member in a written development plan of the Sprint Group existing on the Distribution Date; or

(3) is being developed Primarily for any Sprint Group member but is not in use by any Sprint Group member; and

(ii) to reproduce, distribute, publicly perform, display, prepare Derivative Works, and transmit any Embarq Materials that, as of the Distribution Date:

(1) are in use to provide or support operations of any Sprint Group member;

(2) are in the possession of any Sprint Group member and is either required for the business of any Sprint Group member as conducted on the Distribution Date or required by a written development of the Sprint Group existing on the Distribution Date; or

(3) are being developed Primarily for any Sprint Group member but is not in use by any Sprint Group member.

(b) Sprint and members of the Sprint Group have no right to sublicense under the grant of Section 3.03(a) except to:

(i) any Person who becomes a Sprint Group member;

(ii) a Person who is a Sprint Collaborator (but then only for so long as the collaborator relationship continues);

(iii) a Person who is licensed for the sole purpose of providing goods or services to members of the Sprint Group and to Sprint Collaborators (but then only for so long as the Collaborator relationship continues); or

(iv) a Person who is a client or customer of a Sprint Group member to the extent necessary for the Person to use goods or services provided by a Sprint Group member.

Section 3.04 Conversion to Unrestricted License.

(a) Effective upon the 5th anniversary of the Distribution Date, Sprint hereby grants, and will cause each other Sprint Group member that owns Sprint Proprietary Information or Sprint Materials to grant to any Person that is then an Embarq Group member a non-exclusive, fully paid-up, worldwide, perpetual and irrevocable license to use disclose, reproduce, distribute, publicly perform and display, prepare Derivative Works, license, sublicense and to exercise all other rights whether now known or later created, to (1) all Technical Proprietary Information and (2) Materials that solely contain Technical Proprietary Information, that in each case

(i) is not Excluded IP,

(ii) was licensed under Section 3.02 to an Embarq Group member, or

(iii) was in possession of an Embarq Group member as of the Distribution Date.

No rights are granted to any Derivative Work created by any Sprint Group member after the Distribution Date. There is no obligation to provide Proprietary Information or Materials or Derivative Works thereof after the Distribution Date.

(b) Effective upon the 5th anniversary of the Distribution Date, Embarq hereby grants, and will cause each other Embarq Group member that owns Embarq Proprietary Information or Embarq Materials to grant to any Person that is then a Sprint Group member a non-exclusive, fully paid-up, worldwide, perpetual and irrevocable license to use disclose, reproduce, distribute, publicly perform and display, prepare Derivative Works, license, sublicense and to exercise all other rights whether now known or later created, to (1) all Technical Proprietary Information and (2) Materials that solely contain Technical Proprietary Information, that in each case

(i) is not Excluded IP,

(ii) was licensed under Section 3.03 to a Sprint Group member, or

(iii) was in possession of a Sprint Group member as of the Distribution Date.

No rights are granted to any Derivative Work created by any Embarq Group member after the Distribution Date. There is no obligation to provide Proprietary Information or Materials or Derivative Works thereof after the Distribution Date.

(c) “Excluded IP” means: under Section 3.04(a), any Sprint Technical Proprietary Information or Sprint Materials that were the subject of a claim against an Embarq Group member for its unauthorized use if the claim was brought by a Sprint Group member on or before the 3rd anniversary of the Distribution Date; and under Section 3.04(b), any Embarq Technical Proprietary Information or Embarq Materials that were the subject of a claim asserted against a Sprint Group member for its unauthorized used if the claim was brought by an Embarq Group member on or before the 3rd anniversary of the Distribution Date.

ARTICLE 4

CONFIDENTIALITY

Section 4.01 Confidentiality of Licensed Proprietary Information. With respect to Proprietary Information owned by one Group and licensed to the other Group under Section 3.02 or 3.03, each licensee Group must use reasonable efforts to protect the Proprietary Information. “Reasonable Efforts” means that the obligated Party is required to make a diligent and good faith effort to protect the licensed Proprietary Information using resources reasonably available to the Party subject to the obligation. This obligation does not require the obligated Party to act contrary to normal commercial practices or to spend commercially unreasonable amounts in order to accomplish the objective. The fact that the objective is not actually accomplished does not mean that the obligated Party did not in fact use its Reasonable Efforts to protect the licensed Proprietary Information.

Section 4.02 Confidentiality of Unlicensed Proprietary Information and Source Code. The Parties acknowledge that it is likely that each Group will have in its possession unlicensed Proprietary Information and Materials of the other Group. No member of either Group is entitled to use or disclose any Proprietary Information that is owned by the other Group unless the Proprietary Information is licensed under Section 3.02 or 3.03. Each Embarq Group member and the Sprint Group must comply with Section 5.08 of the SDA with respect to unlicensed Proprietary Information, Materials that contain unlicensed Proprietary Information of the other Group (even if in combination with Proprietary Information owned by or licensed to the Group in possession of the Materials) and Source Code for licensed Software.

ARTICLE 5

FUTURE RIGHTS

Section 5.01 Ownership Unaffected by this Agreement. All Software, Proprietary Information, Materials, copyrights, and trade secrets created, developed or made after the Distribution Date, or, other than by operation of this agreement, otherwise owned or controlled by a member of a Group after the Distribution Date (“IPR Futures”) will be owned in accordance with applicable law or other subsequent agreement.

Section 5.02 No Rights or Licenses Granted. This agreement does not grant any rights or licenses under or to any patents, any pending patent applications or any IPR Futures.

Section 5.03 Rights of Former Group Members. If a Sprint Group member or an Embarq Group member ceases to be a Subsidiary, the former Group member is entitled to retain any rights it acquired under this agreement prior to the date that it ceased to be a Subsidiary but those rights will continue only if it executes an adapted version of this agreement obligating the former Group member to accept all the limitations and obligations of this agreement (except Section 7.03).

Section 5.04 Cooperation and Assistance. For a period of one year after the Distribution Date, Sprint and Embarq will, and will cause each member of its Group, as licensor to cooperate and provide assistance to members of the other Group (as licensee) to allow the licensee to effectively use the Software, Proprietary Information and Materials licensed under this agreement. Any request for cooperation or assistance must be made to the Contractual Relationship Manager. The licensee acknowledges that the licensor is not in the business of licensing Software, Proprietary Information and Materials and that cooperation and assistance must not unreasonably disrupt the operations of the licensor. If cooperation and assistance requires more than one hour of telephone consultation in any particular instance, the Person providing cooperation and assistance is entitled to reimbursement for reasonable costs and expenses (including, without limitation, compensation expense for employees involved).

ARTICLE 6

NO WARRANTIES OR REPRESENTATIONS

Section 6.01 All licenses granted “AS IS”. All intellectual property covered under this agreement is furnished “AS IS,” without any support, assistance, maintenance, representations or warranties of any kind, whatsoever.

Section 6.02 Disclaimer. Each Group assumes total responsibility and risk for its use of any intellectual property covered by this agreement. Neither Group makes, and each Group expressly disclaims, any express or implied warranties of any kind whatsoever, including, but not limited to, implied warranties of merchantability or fitness for a particular purpose, warranties of title or non-infringement, or any warranty that the intellectual property is “error free.”

ARTICLE 7

INTELLECTUAL PROPERTY CLAIMS AND LIMITATIONS ON CLAIMS

Section 7.01 Limitation on Claims. Claims must be brought on or before the 5th anniversary of the Distribution Date if the claim is for misappropriation of trade secrets, breach of confidentiality, or breach of any license granted under Section 2.02, 2.03, 3.02 or 3.03. Any Claim not made in the time period stated in the preceding sentence is void and forever barred.

Section 7.02 Equitable Remedies. Money damages alone will not be an adequate remedy if a Group Member exceeds the scope of its licenses and rights granted by this agreement or any other breach or threatened breach of any obligation under this agreement. In addition to any other remedies at law a non-breaching Group Member is entitled to seek injunctive relief against any continued action by the other Person.

Section 7.03 SDA Provisions Apply. All claims, disputes or controversies under this agreement between the Embarq, Sprint or any of their Group members will be subject to Article 7 of the SDA. The indemnification obligations and procedures specified in the SDA are hereby incorporated into and made applicable to this agreement. In addition to the indemnification obligations specified in the SDA, Embarq and Sprint must indemnify and defend the other, each member of the other’s Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing, from and against any and all Third Party Claims arising out of a Group Member’s (1) possession, or (2) use of any kind, or (3) exercise of any right granted hereunder in accordance with the provisions of Article 6 of the SDA.

ARTICLE 8

NOTICE

Section 8.01 Notice.

(a) Any notice, demand, claim or other communication under this agreement must be in writing and will be given (i) on the delivery if delivered personally; (ii) five days after mailing if sent by registered or certified mail, return receipt requested, postage prepaid; (iii) on the date when delivery is guaranteed by the carrier if delivered by a national courier guaranteeing delivery within a fixed number of days of sending; or (iv) on the date when facsimile transmission is confirmed by the receiving machine if transmitted by facsimile machine and confirmed by delivery by one of the prior methods; but, in each case, only if addressed as follows (or as a party may specify by notice to the other):

If to Sprint:

Sprint Nextel Corporation

2001 Edmund Halley Drive

Reston, VA 20191

Attn: General Counsel

Facsimile: (703) 433-4846

With a copy to:

Sprint Nextel Corporation

6200 Sprint Parkway

Overland Park, KS 66251

Attn: Vice President - Law: Intellectual Property

Facsimile: (913) 315-0762

If to Embarq:

Embarq Corporation

5454 W. 110th Street

Overland Park, KS 66211

Attn: General Counsel

Facsimile: (913) 523-7700

With a copy to:

Embarq Corporation

5454 W. 110th Street

Overland Park, KS 66211

Attn: Corporate Secretary

Facsimile: (913) 523-9825

(b) Any notice to Sprint will be notice to all members of the Sprint Group, and any notice to Embarq will be notice to all members of the Embarq Group.

ARTICLE 9

MISCELLANEOUS

Section 9.01 Amendment. This agreement may not be amended except by a writing executed by Sprint and Embarq.

Section 9.02 Governing Law. The validity, interpretation and enforcement of this agreement will be governed by the laws of the State of Delaware, without giving effect to its provisions relating to choice of law.

Section 9.03 Priority of Agreements. If there is a conflict between any provision of this agreement and the SDA (or any other agreement referred to therein), the provisions of this agreement will control.

Section 9.04 Assignment. This agreement may not be assigned by either Sprint or Embarq without the written consent of the other, except that each may assign this agreement to member(s) of its Group, but only for so long as the assignee remains a Group member. This agreement is binding upon and will inure to the benefit of and be enforceable by Sprint, Embarq, and their successors and permitted assigns.

Section 9.05 No Third Party Beneficiaries. This agreement is solely for the benefit of Sprint, Embarq and the members of their Groups and does not confer any rights or remedies on Third Parties (including any employees of any Sprint Group member or the Embarq Group).

Section 9.06 Entire Agreement. This agreement, the SDA, the Patent Agreement, and the Trademark Agreement, are the entire agreement among the Embarq Group and the Sprint Group relating to ownership and rights to use intellectual property except that there are provisions in other agreements to protect confidential business information and relating to Customer Proprietary Information. No prior understandings, whether written or oral, will be binding on any Group member unless in a writing signed on or after the date of this agreement.

Section 9.07 Counterparts. This agreement may be executed in multiple counterparts, each of which will be an original, but all of which together will constitute one instrument. Each counterpart may consist of several copies each signed by less than all, but together signed by all, the Parties.

Section 9.08 No Waiver. The failure of any Group Member to exercise any right, power or remedy is not a waiver of any other right, power or remedy.

Section 9.09 Rules of Construction. This agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either Party.

Section 9.10 No Other Rights Granted. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT NO OTHER RIGHTS OR LICENSES ARE GRANTED.

Section 9.11 No Other Enforcement Required. This agreement does not require any member of any Group to enforce or otherwise assert any intellectual property rights against any Third Party.

Section 9.12 Further Assurances. Each Party will execute upon request any further documents reasonably necessary to effect the terms and conditions of this agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this agreement as of May 17, 2006.

SPRINT NEXTEL CORPORATION

By	/s/ CHARLES WUNSCH
Name:	Charles Wunsch
Title:	Vice President

EMBARQ CORPORATION

By	/s/ MICHAEL B. FULLER
Name:	Michael B. Fuller
Title:	Chief Operating Officer

Exhibit A

(Embarq Software)

Any Software, Proprietary Information and Materials identified in the Separation and Distribution Agreement (SDA) to be transferred or assigned to a member of the Embarq Group.